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                                                                       Exhibit C
                                                                       ---------

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D dated April 24, 1998 with respect to the Common Stock of Headway Corporate Resources, Inc., is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

               This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:  April 24, 1998


                                    MOORE CAPITAL MANAGEMENT, INC.


                                    By: /s/ Stephen R. Nelson
                                       ----------------------------
                                    Name:   Stephen R. Nelson
                                    Title:  Vice President


                                    For:  LOUIS M. BACON and MOORE GLOBAL
                                    INVESTMENTS, LTD:


                                    /s/ Stephen R. Nelson
                                       ----------------------------
                                    Name:   Stephen R. Nelson
                                    Title:  Attorney-in-Fact